Exhibit 10.1

LEASE

THIS LEASE (this “Lease”) is made as of February 7, 2012, by and between BRENNER CONSTRUCTION CO., a Washington corporation, DBA BRENNER PROPERTIES, (“Landlord”), and SCOLR PHARMA, INC, a Delaware corporation (“Tenant”).

SECTION 1: BASIC TERMS AND DEFINITIONS

Project:	CASCADE PLACE I

Building:	Building of the Project, located at 13400 NE 20th Street, Bellevue, Washington 98005 and located on the real estate legally described on Exhibit A (the “Land”).

Premises:	The portion of the Building designated as Suite 44-45, and depicted on the plan attached as Exhibit B.

Rentable Area of Premises:	1,304 rentable square feet

Rentable Area of Building:	10,624 rentable square feet.

Scheduled Commencement Date:	March 1, 2012

Lease Term:	Commencing on the Commencement Date and ending on the last day of that calendar month which is March 31, 2013 (13) months after the Commencement Date.

Base Rent:	The monthly amount of Base Rent and the portion of the Lease Term during which such monthly amount of Base Rent is payable shall be determined from the following table:

Applicable Portion of Lease Term	Annual Base Rent	Monthly Base Rent Installment (Annual ÷ 12)
3/1/12 to 3/31/12	$0.00	$0.00
4/1/12 to 3/31/13	$21,516	$1,793.00

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Prepaid Rent:	$1,793.00, which will be applied toward Base Rent for April 2012.

Security Deposit:	$1,793.00.

Guarantor(s):	N/A

SECTION 2: PREMISES AND TERM

2.1	Lease of Premises. Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, on the terms and conditions set forth in this Lease.

2.2	Lease Term. The Lease Term shall be for the period stated in the definition of that term in Section 1, unless earlier terminated as provided in this Lease. If Rider 1, entitled Renewal Option, is attached to this Lease, then Tenant shall be permitted to renew this Lease for ( ) additional terms, under the terms and conditions provided in Rider 1 attached to this Lease. If no Rider 1 is attached to this Lease, then Tenant will not be entitled to any renewal option.

2.3	Commencement Date. The Commencement Date shall be the earlier to occur of (a) the Scheduled Commencement Date or (b) the date on which Tenant takes possession of all or part of the Premises. The precise Commencement Date shall be confirmed by a Commencement Date Memorandum in the form of Exhibit C, which Tenant agrees to sign when prepared by Landlord in accordance with this paragraph. If the Commencement Date is later than the Scheduled Commencement Date specified in Section 1, this Lease shall not be void or voidable.

2.4	Rentable Areas. The Rentable Areas of the Premises and the Building as specified in Section 1 are final, conclusive and controlling for all purposes. A portion of the Building common areas is included in the Rentable Area of the Premises.

2.5	Initial Physical Condition of Premises. Except as specifically set forth in this paragraph 2.5, Tenant (a) accepts the Premises, the Building and the Project in its current AS IS condition, and (b) acknowledges that Tenant is not relying on any representations or warranties by any person regarding the Premises or the Building.

2.6	Use and Conduct of Business.

2.6.1	The Premises are to be used only for general business offices (the “Permitted Uses”). Tenant shall, at its own cost and expense, obtain and maintain any and all licenses, permits, and approvals necessary or appropriate for its use, occupation and operation of the Premises for the Permitted Uses.

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2.6.2	No act shall be done in or about the Premises that is unlawful or that will increase the existing rate of insurance on the Land or Building. Tenant shall not commit or allow to be committed or exist: (a) any waste upon the Premises, (b) any public or private nuisance, or (c) any act or condition which disturbs the quiet enjoyment of any other tenant in the Building, violates any of Landlord’s contracts affecting any or all of the Land or Building, creates or contributes to any work stoppage, strike, picketing, labor disruption or dispute, or interferes in any way with the business of Landlord or any other tenant in the Building.

2.7	Compliance with Governmental Requirements and Rules and Regulations. Tenant shall comply with all Governmental Requirements relating to its specific use, occupancy and operation of the Premises and shall observe such reasonable and non-discriminatory rules and regulations as may be adopted and published by Landlord from time to time. Current Rules and Regulations are attached to this Lease as Exhibit D. “Governmental Requirements” are any and all statutes, ordinances, codes, laws, rules, regulations, orders and directives of any Governmental Agency as now or later amended, promulgated or issued and all current or future final orders, judgments or decrees of any court with jurisdiction interpreting or enforcing any of the foregoing. A “Governmental Agency” is the United States of America, the state in which the Land is located, any county, city, district, municipality or other governmental subdivision, court or agency or quasi-governmental agency with jurisdiction and any board, agency or authority associated with any such governmental entity.

2.8	Relocation. Landlord reserves the right to relocate Tenant from the Premises into other premises within the Project owned by Landlord or Landlord’s affiliate similar in size and convenience to the Premises. If Landlord elects to so relocate Tenant, Landlord shall deliver written notice to Tenant at least forty-five (45) days in advance of the relocation date. Upon relocation, this Lease shall be amended by substituting the description of the relocated premises and all rights of Tenant to the original Premises shall cease. Landlord shall reimburse Tenant for the actual, reasonable out-of-pocket costs incurred in (a) moving into the new location, (b) relocating Telecommunication Facilities and other electronic installations and (c) reprinting stationery, business cards and similar Tenant forms and supplies.

2.9	Holdover. Tenant is not authorized to hold over beyond the expiration or earlier termination of the Lease Term. Any holding over by Tenant after the expiration of the Lease Term without Landlord’s consent will be deemed a tenancy at will, terminable at any time by Landlord, and Tenant shall pay rent at a rental rate equal to 150% of the Rent payable by Tenant during the last month of the Lease Term. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease without the prior written consent of Landlord, Tenant shall indemnify, defend and hold Landlord harmless from all losses, damages, liabilities and expenses resulting from such failure including, without limitation, any claims made by any succeeding tenant arising out of such failure.

2.10

Parking. Tenant shall have the non-exclusive right to use the parking facilities now or hereafter located in the public and common areas of the Building or the Land, except for any parking spaces thereon which are designated as reserved for the exclusive use of any other

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tenant. Tenants shall comply with such reasonable rules and regulations that Landlord may adopt from time to time regarding the use of parking facilities. Delivery and service vehicles shall be permitted to park only in areas specially designated for their use.

SECTION 3: BASE RENT AND OTHER SUMS PAYABLE UNDER LEASE

3.1

Payment of Rental. Tenant agrees to pay Base Rent and any other sum payable under this Lease to Landlord when due without demand, deduction, credit, adjustment or offset of any kind. All such payments shall be in lawful money of the United States and shall be paid to Landlord or to Manager or to such other place as Landlord may from time to time designate in writing. Base Rent and any other amounts payable to Landlord under this Lease will be considered “Rent” under this Lease. Rent is payable in person or by mail to 13400 NE 20th St. Suite 22, Bellevue, WA 98005

3.2	Base Rent. On execution of this Lease, Tenant shall pay to Landlord the amount specified in the definition of Prepaid Rent for the month specified in the definition of that term. Monthly installments of Base Rent shall be paid, without demand and in advance, on or before the first day of each calendar month during the Lease Term. The monthly Base Rent installment for any partial month at the beginning or end of the Lease Term shall be prorated. Base Rent for any partial month at the beginning of the Lease Term shall be paid by Tenant on the Commencement Date.

3.3	Late Charge: If Tenant fails to make any payment of Base Rent, or other amount when due under the Lease, a late charge is immediately due and payable by Tenant equal to ten percent (10%) of the amount of any such payment. Landlord and Tenant agree that this charge compensates Landlord for the administrative costs caused by the late payment. A fee of $45.00 will be charged for all returned checks.

3.4	Default Rate. Any Base Rent or other sum payable under this Lease which is not paid when due shall bear interest at a rate equal to the lesser of: (a) the published prime or reference rate then in effect at a national banking institution designated by Landlord (the “Prime Rate”), plus two (2) percentage points, or (b) the maximum rate of interest per annum permitted by applicable law (the “Default Rate”).

3.5	Security Deposit. Tenant has deposited with Landlord or Manager the sum set forth opposite the words “Security Deposit” in Section 1 of this Lease (“Security Deposit”) to secure Tenant’s performance of this Lease. If Tenant defaults in any payment or performance due under this Lease, Landlord, in its absolute discretion and without prejudice in its other rights or remedies, may apply the Security Deposit, in whole or in part, to the payment of sums due from Tenant as a result of such default. If such application cures the default, Tenant shall within ten (10) days from demand, deposit with Landlord the sum necessary to restore the Security Deposit to the specified amount. If Tenant has fully performed under this lease, the remainder of the Security Deposit shall be repaid to Tenant, without interest, within thirty (30) days after the expiration of this Lease. If the Land and the Building are sold or transferred by Landlord, Tenant shall look solely to the successor Landlord for the return of the remainder of the Security Deposit.

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3.6	Guaranty. As a material inducement to Landlord to enter into this Lease with Tenant, each of the Guarantors designated as such opposite the word “Guarantors” in Section 1 of this Lease (“Guarantors”) has executed and delivered to Landlord a Guaranty in the form attached as Exhibit E, and Landlord is relying upon such inducement in making this Lease with Tenant. Tenant shall notify Landlord of the death of any such Guarantor who is an individual within ten (10) days after the date of such death. Tenant shall notify Landlord of any merger, dissolution or other event terminating the legal existence of any corporation, partnership, Limited Liability Company or other entity that is such a Guarantor within ten (10) days after the occurrence of any such merger, dissolution or other event.

SECTION 4: SERVICES AND REPAIR

4.1	Utilities and Services.

4.1.1	Subject to Tenant’s obligation to pay for such utilities and services, Landlord shall cause the following utilities or services to be furnished to Tenant: (a) electricity as specified in subparagraph 4.1.2; (b) heating, ventilation and air-conditioning services (“HVAC”) as specified in subparagraph 4.1.3; (c) hot and cold domestic water, wastewater and sewage service at the points now existing in the Premises or as specified for any initial tenant improvements; (d) Telecommunication services to the extent specified in subparagraph 4.1.4.

4.1.2	Electrical services will be supplied to a panel box designated for the Building and will have the capacity to meet Tenant’s demand for the purposes specified in this Lease so long as such demand is usual and customary for such purposes. Tenant’s electrical usage will be separately metered and Tenant shall be solely responsible for, and shall promptly pay when due, all charges for such electrical service to the Premises.

4.1.3	HVAC will be provided by the existing HVAC equipment, which Landlord whall maintain and repair as necessary for proper operation. Tenant shall be solely responsible for, and shall promptly pay when due, all charges for all HVAC utility services to the Premises.

4.1.4

Landlord will provide only a suitable connection for usual and customary voice telephone service at the designated locations in the Building. Tenant shall pay all connection, installation, usage charges, maintenance, and repair charges for such telephone service. Installation of Telecommunication Facilities beyond those specified as Landlord’s responsibility under the first sentence shall be the responsibility of Tenant except to the extent the Initial Tenant Improvements include Telecommunication Facilities. “Telecommunication Facilities” are defined as equipment, apparatus, installations, facilities and other materials utilized for the purposes of electronic communication, whether wireless or wired, including cable,

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switches, conduit, sleeves and wiring. Telecommunication Facilities, whether installed as part of any initial tenant improvements or as a Tenant Alteration, shall be subject to removal, at Tenant’s expense, in accordance with paragraph 5.3 (“Removal of Property”).

4.1.5	Tenant acknowledges that space on the Building rooftop and in Building risers, equipment rooms and equipment closets is limited. Unless otherwise required by law, neither Tenant nor a provider of telecommunication services to Tenant shall be entitled to locate or install Telecommunication Facilities in, on or about the Building without (a) first obtaining Landlord’s advance, written consent (given in its reasonable discretion) and (b) the advance execution by Landlord and Tenant of a satisfactory agreement granting a license to Tenant for such purposes. The agreement referred to in clause (b) of the previous sentence shall be incorporated in and become part of this Lease.

4.1.6	Tenant shall be solely responsible for, and shall promptly pay when due, all charges for all gas and electricity provided to the Premises. Landlord will pay for all property taxes, property insurance, water, sewer, storm sewer, storm drainage, common area and parking lot maintenance and refuse collection.

4.1.7	Landlord shall in no case be liable or in any way be responsible for damages (including consequential damages) or the loss to Tenant of utilities or other services arising from the failure of, diminution of or interruption of any kind to the Premises, unless (a) such interruption in, deprivation of or reduction of any such service was caused by the gross negligence or willful misconduct of Landlord, its agents or contractors, and (b) any such claims are not or would not be covered by the business interruption insurance required of Tenant by this Lease. To the extent that Landlord bears any responsibility for the foregoing, Landlord’s responsibility and Tenant’s remedy shall be limited to an abatement in Base Rent for the period beginning with (a) the day which is three (3) consecutive days after the date on which Tenant delivers notice to Landlord of such interruption, deprivation or reduction and of the fact that Tenant is being deprived of all reasonable use of the Premises and ending on (b) the date such interruption, deprivation or reduction which is Landlord’s responsibility is no longer causing Tenant to be deprived of all reasonable use of the Premises.

4.2	Maintenance and Repair by Landlord. Subject to the paragraph 5.5 (“Damage or Destruction”) and paragraph 5.6 (“Condemnation”), Landlord shall maintain the public and common areas (including common Building systems) of the Building in good order and condition subject to reasonable use and wear. In addition, within the Premises, Landlord shall replace light bulbs and ballasts in fixtures which are standard to the Building.

4.3

Maintenance and Repair by Tenant. Except as specified to be Landlord’s responsibility under paragraph 4.1 (“Utilities and Services”) and paragraph 4.2 (“Maintenance and Repair by Landlord”), and except for reasonable wear and tear, Tenant shall keep the Premises in good condition and repair, including providing its own janitorial, cleaning services, annual

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inspection and recharging of fire extinguisher within the Premises. Tenant agrees to notify Landlord immediately if water or moisture conditions from any source (including leaks) are discovered and to allow Landlord to evaluate and make recommendations and/or take appropriate corrective action.

4.4	Common Areas/Security. The common areas of the Building and the Project shall be under Landlord’s sole management and control. Landlord has no duty or obligation to provide any security services in, on or around the Premises, Land, Building or Project, and Tenant recognizes that security services, if any, provided by Landlord will be for the sole benefit of Landlord and the protection of Landlord’s property.

SECTION 5: OCCUPANCY PROVISIONS

5.1	Tenant Alterations. Tenant shall not make or permit to be made any alterations, additions, improvements or installations in or to the Premises (including Telecommunication Facilities), or place signs or other displays visible from outside the Premises (individually and collectively “Tenant Alterations”), without first obtaining the consent of Landlord which may be withheld in Landlord’s discretion. Tenant shall deliver to Landlord complete plans and specifications for any proposed Tenant Alterations and, if consent by Landlord is given, all such work shall be performed at Tenant’s expense by Landlord or, with Landlord’s consent, by Tenant. Tenant shall be authorized to perform Tenant Alterations only to the extent and under such terms and conditions as Landlord, in its absolute discretion, shall specify. All Tenant Alterations performed by Tenant shall be (1) completed in accordance with the plans and specifications approved by Landlord; (2) completed in accordance with all Governmental Requirements; (3) carried out promptly in a good and workmanlike manner; (4) of all new materials; and (5) free of defects in materials and workmanship.

5.2	Surrender of Possession. Tenant shall, at the expiration or earlier termination of this Lease, surrender and deliver the Premises to Landlord (a) in as good condition as when received by Tenant from Landlord or as later improved, reasonable use and wear excepted, and (b) free from any tenancy or occupancy by any person.

5.3	Removal of Property. Upon the expiration or earlier termination of this Lease, Tenant shall remove its personal property, office supplies and office furniture and equipment if (a) such items are readily moveable and are not attached to the Premises; (b) such removal is completed prior to the expiration or earlier termination of this Lease; and (c) Tenant immediately repairs all damage caused by or resulting from such removal. Tenant shall also remove all wires and cables installed by or for Tenant in the Building, including the plenums or risers in the Building. All Tenant Alterations shall become the property of Landlord and shall remain upon and be surrendered with the Premises, unless Landlord requires their removal. If removal is required, Tenant shall, at its sole cost and expense, remove all (or such portion as Landlord shall designate) of the Tenant Alterations, repair any damages resulting from such removal and return the Premises to the same condition as existed prior to such Tenant Alterations.

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5.4	Reasonable Access. Tenant shall have access to the Building seven (7) days per week, twenty-four (24) hours per day, fifty-two (52) weeks a year. Tenant shall permit Landlord and Landlord’s Affiliates (defined in paragraph 6.1) to enter into the Premises at any time on reasonable notice (except in case of emergency in which case no notice shall be required) for the purposes of inspection or for the purpose of repairing, altering or improving the Premises or the Building. When reasonably necessary, Landlord may temporarily close Building or Land entrances, Building doors or other facilities, but Landlord shall use good faith efforts to minimize disruption to Tenant’s business and to provide continued access to the Premises. Landlord shall have the right with 24 hours notice to enter the Premises during the Lease Term for the purpose of showing the Premises to prospective tenants and to erect on the Premises a suitable sign indicating the Premises are available.

5.5	Damage or Destruction.

5.5.1	If the Premises are damaged by fire, earthquake or other casualty (“Casualty”), Tenant shall give immediate written notice to Landlord. If Landlord estimates that the damage can be repaired to meet Tenant’s business needs within one hundred eighty (180) days after Landlord is notified by Tenant of such damage and if there are sufficient insurance proceeds available to repair such damage, then Landlord shall proceed with reasonable diligence to restore the Premises to substantially the condition which existed prior to the damage and this Lease shall not terminate. If neither circumstance described in the previous sentence exists, Landlord may elect, in its absolute discretion, to either: (i) terminate this Lease, or (ii) restore the Premises to substantially the condition which existed prior to the damage and this Lease will continue. Notice of Landlord’s election shall be delivered to Tenant within sixty (60) days after the date Landlord receives written notice of the damage. Failure to deliver notice within the specified period shall be treated as election not to restore. Tenant agrees to look to the provider of Tenant’s insurance for coverage for the loss of Tenant’s use of the Premises and any other related losses or damages incurred by Tenant during any reconstruction period following a Casualty.

5.5.2	If the Building is damaged by Casualty and more than fifty percent (50%) of the Building is rendered untenantable, without regard to whether the Premises are affected by such damage, Landlord may, in its absolute discretion, elect to terminate this Lease by notice in writing to Tenant within thirty (30) days after the date Landlord receives written notice of the damage. Such notice shall be effective twenty (20) days after delivery to Tenant unless a later date is set forth in Landlord’s notice.

5.6

Condemnation. If more than fifty percent (50%) of the Premises, or such portions of the Building as may be required for the Tenant’s reasonable use of the Premises, are taken by eminent domain or by conveyance in lieu thereof, this Lease shall automatically terminate as of the date the physical taking occurs, and all Base Rent and other sums payable under this Lease shall be paid to that date. In the case of a taking of a part of the Premises or a portion of the Building not required for the Tenant’s reasonable use of the Premises, this Lease shall continue in full force and effect and the Base Rent shall be equitably reduced based on the

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proportion by which the floor area of the Premises is reduced, such reduction in Base Rent to be effective as of the date the physical taking occurs. Landlord reserves all rights to damages or awards for any taking by eminent domain relating to the Premises, Building, Land and the unexpired term of this Lease. Tenant assigns to Landlord any right Tenant may have to such damages or award and Tenant shall make no claim against Landlord for damages for termination of its leasehold interest or interference with Tenant’s business. Tenant shall have the right, however, to claim and recover from the condemning authority compensation for any loss to which Tenant may be entitled for Tenant’s moving expenses or other relocation costs if they are awarded separately to Tenant in the eminent domain proceedings and are not claimed by Tenant to be a part of the damages recoverable by Landlord.

5.7	Liens. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon the interest of Landlord or Tenant in the Premises or to charge the rentals payable under this Lease for any Claims in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. If any such lien or encumbrance is filed or recorded, Tenant shall cause it to be released or otherwise removed within five (5) days by a means or method approved by Landlord.

5.8	Subordination. This Lease shall be automatically subordinate to all of Landlord’s mortgages, deeds of trust, or ground leases which heretofore and hereafter affect the Premises, the Building or the Land, to any and all advances made or to be made thereunder, to the interest on the obligations secured thereby, and to all renewals, modifications, consolidations, replacements or extensions thereof. This subordination shall be self operative, and no further instrument of subordination shall be necessary to effect such subordination; nevertheless, within fifteen (15) days after receiving a written request from Landlord, Tenant shall execute such additional instrument of subordination as may be required by Landlord (or its lenders or ground lessors) if such instrument of subordination contains a nondisturbance provision reasonably acceptable to Tenant which provides that so long as Tenant is not in default hereunder beyond any applicable cure period in this Lease, Tenant shall have continued enjoyment of the Premises free from any disturbance or interruption by reason of any foreclosure of any such deed of trust, mortgage or the exercise of any remedies by the lessor under any such ground lease. In the event of sale or foreclosure of any such mortgage or deed of trust, or exercise of the power of sale thereunder, or in the event of a transfer in lieu of foreclosure, or in the event a ground lessor acquires the Landlord’s interests in the Building, Tenant shall attorn to the purchaser (or transferee) of the Building at such foreclosure or sale and recognize such purchaser (or transferee) as Landlord under this Lease if so requested by such purchaser (or transferee). Such attornment shall be self operative and no further instruments need be executed to effect such attornment. If any lender elects to have this Lease superior to its mortgage or deed of trust and gives notice of its election to Tenant, then this Lease shall thereupon become superior to the lien of such mortgage or deed of trust, whether this Lease is dated or recorded before or after the mortgage or deed of trust.

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5.9	Estoppel Certificates. Tenant shall, within ten (10) days of the receipt thereof, acknowledge and deliver to Landlord an estoppel certificate in the form requested by Landlord from time to time, certifying, to the extent true, that (i) Tenant shall be in occupancy, (ii) this Lease is unmodified and in full force and effect, or if there have been modifications, that the same is in full force and effect as modified and stating the modifications, (iii) Base Rent and Additional Rent have been paid only through a certain specified date, (iv) Tenant has no offsets, defenses or claims against Landlord, and (v) such other matters as Landlord may reasonably request. Tenant’s failure to deliver an estoppel certificate within the ten (10) day period shall be deemed its confirmation of the accuracy of the information supplied by Landlord to the prospective lender or purchaser. Tenant acknowledges and agrees that Landlord and others will be relying and are entitled to rely on the statements contained in such estoppel certificates.

SECTION 6: INSURANCE; INDEMNIFICATION; HAZARDOUS SUBSTANCES; ADA

6.1	Indemnification. Tenant shall indemnify, defend and hold harmless Landlord and the Manager from and against any and all Claims made against such persons, arising solely out of (a) the possession, use or occupancy of the Premises or the business conducted in the Premises, (b) any act, omission or actionable neglect of Tenant or Tenant’s Affiliates, or (c) any breach or default under this Lease by Tenant or by any Tenant’s Affiliates. Tenant’s obligations under the previous sentence shall not apply if the Claim arose solely from intentional misconduct by or actionable neglect of Landlord. “Tenant’s Affiliates” are all officers, partners, contractors, employees and invitees of Tenant. “Claims” is an individual and collective reference to any and all claims, demands, damages, injuries, losses, liens, liabilities, penalties, fines, lawsuits, actions, and other proceedings and expenses (including attorneys’ fees and expenses incurred in connection with the proceeding, whether at trial or on appeal).

6.2	Tenant Insurance.

6.2.1	Tenant shall, throughout the Lease Term, at its own expense, keep and maintain in full force and effect each and every one of the following policies, each of which shall be endorsed as needed to provide that the insurance afforded by these policies is primary and that all insurance carried by Landlord is strictly excess and secondary and shall not contribute with Tenant’s liability insurance:

(a)	A policy of commercial general liability insurance, including a contractual liability endorsement covering Tenant’s obligations under the paragraph captioned “Indemnification”, insuring against claims of bodily injury and death or property damage or loss with a combined single limit at the Commencement Date of this Lease of not less than One Million Dollars ($1,000,000.00) per occurrence and location. Tenant shall include Landlord, Landlord’s investment advisor, Manager, and, at Landlord’s request, Landlord’s mortgage lender(s) as additional insureds. The limit shall be reasonably increased during the Lease Term at Landlord’s request.

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(b)	“Special Form” property insurance (which is commonly called “all risk”) covering Initial Tenant Improvements, Tenant Alterations, and any and all furniture, fixtures, equipment, inventory, improvements and other property in or about the Premises which is not owned by Landlord, for the then, entire current replacement cost of such property.

(c)	Business interruption insurance in an amount sufficient to cover costs, damages, lost income, expenses, Base Rent and all other sums payable under this Lease, should any or all of the Premises not be usable for a period of up to twelve (12) months.

(d)	A policy of worker’s compensation insurance if and as required by applicable law and employer’s liability insurance with limits of no less than One Million and No/100 Dollars ($1,000,000.00).

(e)	A policy of comprehensive automobile liability insurance, including loading and unloading, and covering owned and hired vehicles with limits of no less than One Million Dollars ($1,000,000.00) per occurrence.

6.2.2	All insurance policies required under this paragraph shall be with companies having a rating according to Best’s Insurance Key Rating Guide for Property – Casualties of no less than A- Class VIII. Each policy shall provide that it is not subject to cancellation, lapse or reduction in coverage except after thirty (30) days’ written notice to Landlord. Tenant shall deliver to Landlord, prior to the Commencement Date and, from time to time thereafter, certificates evidencing the existence and amounts of all such policies and, on Landlord’s request, copies of such insurance policies. There shall be no deductible amount applicable with respect to the insurance policy requirements in part (a) of the previous subparagraph unless approved in advance by Landlord. Deductibles under policies procured under the requirements of clause (b) of subparagraph 6.2.1 must be reasonable and customary. There shall be no self-insured retention with respect to the requirements in either part (a) or (b) of the previous sub-paragraph unless approved in advance by Landlord.

6.2.3	If Tenant fails to acquire or maintain any insurance or provide evidence of insurance required by this paragraph, Landlord may, but shall not be required to, obtain such insurance or evidence and the costs associated with obtaining such insurance or evidence shall be payable by Tenant to Landlord on demand.

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6.3	Landlord’s Insurance. Landlord shall, throughout the Lease Term, keep and maintain in full force and effect:

6.3.1	Commercial general liability insurance, insuring against claims of bodily injury and death or property damage or loss with a combined single limit at the Commencement Date of not less than One Million Dollars ($1,000,000.00) per occurrence, which policy shall be payable on an “occurrence” rather than a “claims made” basis.

6.3.2	“Special Form” property insurance (which is commonly called “all risk”) covering the Building and Landlord’s personal property, if any, located on the Land for the then, current replacement value of such property.

6.3.3	Landlord may, but shall not be required to, maintain other types of insurance as Landlord deems appropriate, including property insurance coverage for earthquakes and floods in such amounts as Landlord deems appropriate.

6.4	Waiver of Subrogation. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant each waive and release the other from any and all Claims or any loss or damage that may occur to the Land, Building, Premises, or personal property located on or in the described Premises, by reason of Casualty, but only to the extent of deductibles specified in the insurance policies plus the insurance proceeds paid to such party under its policies of insurance or, if it fails to maintain the required policies, the insurance proceeds that would have been paid to such party if it had maintained such policies.

6.5

Hazardous Substances. Tenant shall not, without Landlord’s prior written consent, keep any substances designated as, or containing components now or hereafter designated as, hazardous, dangerous, toxic or harmful and/or subject to regulation under any federal, state or local law, regulation or ordinance (“Hazardous Substances”) on or about the Premises or Building. Notwithstanding the preceding sentence, Tenant may keep, use, store and dispose of, in, on and from the Premises, materials and supplies otherwise constituting Hazardous Substances which are normally used in general business offices, provided such materials and supplies are used, handled, stored and disposed of in accordance with all applicable governmental rules, regulations, laws and requirements, and in accordance with all applicable manufacturers’ or suppliers’ recommendations. With respect to any Hazardous Substances stored with Landlord’s consent or permitted hereunder, Tenant shall: promptly, timely and completely comply with all governmental requirements for reporting and record keeping; submit to Landlord true and correct copies of all reports, manifests and identification numbers at the same time as they are required to be and/or are submitted to the appropriate governmental authorities; within five (5) days of Landlord’s request, provide evidence satisfactory to Landlord of Tenant’s compliance with all applicable governmental rules, regulations and requirements; and comply with all governmental rules, regulations and requirements regarding the proper and lawful use, sale, transportation, generation, treatment and disposal of Hazardous Substances. Any and all costs incurred by Landlord and associated with Landlord’s inspections of the Premises and Landlord’s monitoring of Tenant’s compliance with this paragraph

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6.5, including Landlord’s attorneys’ fees and costs, shall be Additional Rent and shall be due and payable to Landlord within ten (10) days of Landlord’s demand. Tenant shall be fully and completely liable to Landlord for any and all cleanup costs and expenses and any and all other charges, expenses, fees, fines, penalties (both civil and criminal) and costs imposed with respect to Tenant’s use, disposal, transportation, generation and/or sale of Hazardous Substances, in or about the Premises or Building. Tenant shall indemnify, defend and hold Landlord, and lenders to Landlord (each a “Lender”), harmless from any and all of the costs, fees, penalties, charges and expenses assessed against or imposed upon Landlord and Lender (as well as Landlord’s and Lender’s attorneys’ fees and costs) as a result of Tenant’s use, disposal, transportation, generation and/or sale of Hazardous Substances.

6.6	Disability Laws. Landlord does not warrant that the Premises are in compliance with building codes or with the Americans with Disabilities Act of 1990 (the “ADA”) or similar Washington State or local rules, regulations or ordinances regarding disabled access. If required by any appropriate civil authority or if the enactment of any law, ordinance, regulation or code during the Lease Term requires any changes to the Premises to comply with building codes or the ADA, Tenant shall be responsible for such changes at Tenant’s sole expense. Landlord’s approval of Tenant’s plans or specifications for any such changes to the Premises will not be a representation or warranty, express or implied, by Landlord that such plans will comply with the ADA or any other disability law. If, during the Lease Term, any governmental authority gives written notice that changes to the Premises are required to comply with the ADA, Tenant will have the right to terminate this Lease by giving Landlord 30 days prior written notice; provided, however, that (a) Tenant must deliver its termination notice no later than 10 days after receipt of the governmental notice that changes are required, (b) Landlord will not be required to refund Tenant’s Security Deposit or any other amounts paid by Tenant up to the time of termination, but will be entitled to retain such amounts as consideration for permitting Tenant to terminate the Lease, (c) Tenant will pay all of its own moving and relocation costs, and Landlord will have no responsibility to pay any costs as a result of the termination of this Lease. Tenant’s right to terminate under this Section 6.6 will apply during the initial Lease Term only, and not during any renewal or extension of the Lease Term.

SECTION 7: ASSIGNMENT AND SUBLETTING

7.1

Assignment and Subletting by Tenant. Tenant shall not have the right, directly or indirectly (by change of control or otherwise) to assign, transfer, mortgage or encumber this Lease in whole or in part, nor sublet the whole or any part of the Premises, nor allow the occupancy of all or any part of the Premises by another, without first obtaining Landlord’s consent, which consent may not be unreasonably withheld or delayed. Neither Landlord’s demand for Recapture under paragraph 7.2 (“Recapture”) or Landlord’s conditioning of its consent under paragraph 7.3 (“Landlord Share of Revenue Surplus”) shall be deemed unreasonable. No sublease or

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assignment , including one to which Landlord has consented, shall release Tenant from its obligations under this Lease. Landlord will not be required to review or approve any requests by Tenant under this Section 7 until Tenant pays Landlord a fee of Five Hundred Dollars ($500.00) for Landlord’s review and processing of any request by Tenant under this Section 7. Such fee will be earned by Landlord whether or not Landlord approves such request.

7.2	Recapture. Landlord shall have the right to recapture all or the applicable portion of the Premises proposed to be assigned or sublet by giving written notice of Landlord’s intention to exercise such right within fifteen (15) days after delivery of Tenant’s request that Landlord consent to assignment or subletting (“Recapture”). The Recapture shall be effective on the earlier of (a) the date Tenant proposed to assign or sublet or (b) the last day of a calendar month which is at least sixty (60) days after delivery of Tenant’s request that Landlord’s consent to the assignment or subletting. On the effective date of the Recapture, this Lease shall be terminated as to the Premises or the portion of the Premises subject to the Recapture.

7.3	Landlord Share of Revenue Surplus. Landlord may elect to condition its consent to an assignment or subletting on this paragraph. If Landlord so gives conditional consent, Tenant shall pay to Landlord if, as and when received by Tenant, fifty percent (50%) of the consideration received by Tenant for the assignment or subletting to the extent that consideration exceeds Tenant’s obligations under this Lease for the same portion of the Lease Term. If the sublet is for other than the entirety of the Premises, Tenant’s obligation under this Lease shall be prorated based on the area subleased as compared to the Rentable Area of the Premises.

7.4	Assignment by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations under this Lease and in any and all of the Land or Building. If Landlord sells or transfers any or all of the Building, Landlord and Landlord’s Affiliates shall, upon consummation of such transfer be released automatically from any liability under this Lease for obligations to be performed or observed after the date of the transfer. After the effective date of the transfer, Tenant must look solely to Landlord’s successor-in-interest.

SECTION 8: DEFAULT AND REMEDIES

8.1	Events of Default.

8.1.1	The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant (“Event of Default”):

(a)	vacation or abandonment of all or any portion of the Premises without continued payment when due of Base Rent and any other sums due under this Lease;

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(b)	failure by Tenant to make any payment of Base Rent or any other sum payable by Tenant under this Lease when due;

(c)	failure by Tenant to observe or perform any covenant or condition of this Lease, other than the making of Base Rent and other payments, where such failure continues for a period of twenty (20) days after written notice from Landlord;

(d)	the failure of Tenant to surrender possession of the Premises at the expiration or earlier termination of this Lease in the condition required by this Lease;

(e)	(1) the making by Tenant of any general assignment or general arrangement for the benefit of creditors; (2) the filing by or against Tenant of a petition in bankruptcy, including reorganization or arrangement, unless, in the case of a petition filed against Tenant, it is dismissed within twenty (20) days; (3) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located in the Premises or of Tenant’s interest in this Lease; (4) any execution, levy, attachment or other process of law against any property of Tenant or Tenant’s interest in this Lease, unless it is dismissed within twenty (20) days; (5) adjudication that Tenant is bankrupt; (6) the making by Tenant of a transfer in fraud of creditors; or (7) the failure of Tenant to generally pay its debts as they become due; or

(f)	any information furnished by or on behalf of Tenant to Landlord in connection with this Lease is determined to have been materially false, misleading or incomplete when made.

8.1.2	Upon receiving written notification of monetary default Tenant shall have five (5) days to cure the monetary default.

8.1.3	Notwithstanding any cure periods specified in the previous subparagraph, after the occurrence during the Lease Term of any two events which after the giving of notice or the lapse of time would become an Event of Default, Tenant shall neither be entitled to notice nor an opportunity to cure and Landlord, at its option, may immediately declare an Event of Default.

8.1.4	If a petition in bankruptcy is filed by or against Tenant, and if this Lease is treated as an “unexpired lease” under applicable bankruptcy law, then Tenant shall neither attempt nor cause any trustee to attempt to extend the time period specified by the Bankruptcy Act for the assumption or rejection of this Lease.

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8.2	Remedies.

8.2.1	If any Event of Default occurs, Landlord may at any time after such occurrence, with or without notice or demand except as stated in this paragraph, and without limiting Landlord in the exercise of any other right or remedy which Landlord may have by reason of such Event of Default, exercise the rights and remedies, either singularly or in combination, specified or described in the subparagraphs of this paragraph.

8.2.2	Landlord may terminate this Lease and all rights of Tenant under this Lease, either immediately or at some later date, by giving Tenant written notice that this Lease is terminated. If Landlord so terminates this Lease, then Landlord may recover from Tenant the sum of:

(a)	the unpaid Base Rent and all other sums payable under this Lease which have been earned up to and including the date of termination; plus

(b)	interest at the Default Rate on the sum stated in clause (a); plus

(c)	the amount by which (i) the unpaid Base Rent and all other sums payable under this Lease which would have been earned after termination until the time of award exceeds (ii) the amount of such rental loss, if any, as Tenant affirmatively proves could have been reasonably avoided during such time period, together with interest on such resulting difference at the Default Rate; plus

(d)	the amount by which (i) the aggregate of the unpaid Base Rent and all other sums payable under this Lease for the balance of the Lease Term after the time of award exceeds (ii) the amount of such rental loss, if any, as Tenant affirmatively proves could be reasonably avoided, with such resulting difference being discounted to present value at the time of the award at the Prime Rate in existence at such time; plus

(e)	any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which, in the ordinary course of things, would be likely to result from such failure, including, leasing commissions, tenant improvement costs, renovation costs and advertising costs.

8.2.3	Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises. Landlord may cause property so removed from the Premises to be stored in a public warehouse or elsewhere at the expense, for the account of, and at the risk of Tenant.

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8.2.4	Landlord shall also have the right, without terminating this Lease, to accelerate and recover from Tenant the sum of all unpaid Base Rent and all other sums payable under the then remaining term of the Lease, discounting such amount to present value at the Prime Rate.

8.2.5	If Tenant vacates, abandons or surrenders the Premises without Landlord’s consent, or if Landlord re-enters the Premises as provided in subparagraph 8.2.3 or takes possession of the Premises pursuant to legal or notice proceedings, then, if Landlord does not elect to terminate this Lease, Landlord may, from time to time, without terminating this Lease, either (a) recover all Base Rent and all other sums payable under this Lease as they become due or (b) relet the Premises or any part of the Premises on behalf of Tenant for such term or terms, at such rent or rents and pursuant to such other provisions as Landlord, in its sole discretion, may deem advisable, all with the right, at Tenant’s cost, to make alterations and repairs to the Premises and recover any deficiency from Tenant as set forth in subparagraph 8.2.6.

8.2.6	If Landlord relets the Premises without terminating this Lease, Landlord shall apply the revenue from such reletting to Landlord’s costs and Tenant’s obligations in such order as Landlord deems appropriate. Should revenue from letting during any month be less than the sum of the Base Rent and other sums payable under this Lease and Landlord’s expenditures for the Premises during such month, Tenant shall be obligated to pay such deficiency to Landlord as and when such deficiency arises.

8.2.7	All sums payable under this Lease will be considered rent and all rights and remedies available pursuant to law for non-payment of rent shall apply.

8.3	Right to Perform. If Tenant shall fail to pay any sum of money, other than Base Rent, required to be paid by it under this Lease or shall fail to perform any other act on its part to be performed under this Lease, and such failure shall continue for ten (10) days after notice of such failure by Landlord, Landlord may, but shall not be obligated to, and without waiving or releasing Tenant from any obligations, make such payment or perform such other act on Tenant’s part to be made or performed as provided in this Lease. Landlord shall have all rights and remedies for recovery of any sum or for the cost of such performance as specified in this Lease.

8.4	Landlord’s Default. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice is delivered by Tenant to Landlord specifying the obligation which Landlord has failed to perform; provided, however, that if the nature of Landlord’s obligation is such that more than the specified period required for performance, then Landlord shall not be in default if Landlord commences performance within such period and thereafter diligently prosecutes it to completion. Tenant waives the benefit of any laws granting it the right to perform Landlord’s obligation, a lien upon the property of Landlord or upon rent due Landlord, or the right to terminate this Lease or withhold rent.

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8.5	Limitation on Recourse. Liability with respect to the entry and performance of this Lease by or on behalf of Landlord or any other obligation of Landlord, however it may arise, shall be asserted and enforced only against Landlord’s estate and equity interest in the Building. Neither Landlord nor any of Landlord’s Affiliates shall have any personal liability in the event of any Claim against any of them arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant’s use of the Premises. Any and all personal liability, if any, beyond that which may be asserted under this paragraph, is expressly waived and released by Tenant and by all persons claiming by, through or under Tenant.

SECTION 9: MISCELLANEOUS PROVISIONS

9.1	Notices. All notices, demands, consents, approvals, statements and communications required or permitted under this Lease shall be in writing and shall be addressed to a party at the addresses set forth opposite that party’s signature, or to such other address as either party may specify by written notice, given in accordance with this paragraph. Unless otherwise specified opposite Tenant’s signature, Tenant’s notice address shall be changed to the address of the Premises after the Commencement Date. All such communications shall be transmitted by personal delivery, a reputable express or courier service which provides evidence of delivery, or United States Postal Service, postage prepaid. All such communications shall be deemed delivered and effective on the earlier of (a) the date received or refused for delivery, or (b) three (3) calendar days after having been deposited in the United States Postal Service, postage prepaid.

9.2	Attorney’s Fees and Expenses. In the event that (a) either party requires the services of an attorney in connection with enforcing the terms of this Lease, (b) suit is brought for the enforcement of this Lease or the exercise of rights and remedies afforded by this Lease or under law, or (c) proceedings are held in bankruptcy, then the substantially prevailing party shall be entitled to a reasonable sum for attorney’s and paralegal’s fees, expenses and court costs, including those relating to any appeal.

9.3	Successors; Joint and Several Liability. All of the covenants and conditions contained in this Lease shall apply to and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, permitted successors and permitted assigns. In the event that more than one person or organization is included in the term “Tenant”, then each such person or organization shall be jointly and severally liable for all obligations of Tenant under this Lease.

9.4	Choice of Law. This Lease shall be construed and governed by the laws of the State of Washington.

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9.5	Offer to Lease. The submission of this Lease in a draft form to Tenant or its broker or other agent does not constitute an offer to Tenant to lease the Premises. This Lease shall have no force or effect until it is executed and delivered by both Tenant and Landlord.

9.6	Force Majeure. Landlord shall be excused for the period of any delay in its performance when such delay is beyond Landlord’s reasonable control.

9.7	Interpretation. Headings or captions shall in no way define, limit or otherwise affect the construction or interpretation of this Lease. Whenever a provision of this Lease uses the terms “include” or “including” that term shall not be limiting but shall be construed as illustrative. This Lease shall be given a fair and reasonable interpretation of the words contained in it without any weight being given to whether a provision was drafted by one party or its counsel. Unless otherwise specified, whenever this Lease requires a consent or approval, the decision shall be reached in good faith discretion of the party entitled to give such consent or approval.

9.8	Prior Agreement and Amendments. This Lease contains all of the agreements of the parties to this Lease with respect to any matter covered or mentioned in this Lease. No prior agreement, understanding or statement pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties to this Lease.

9.9	Time of Essence. Time is of the essence with respect to the performance of this Lease.

9.10	Survival of Obligations. Notwithstanding anything contained in this Lease to the contrary or the expiration or earlier termination of this Lease, any and all obligations of either party accruing prior to the expiration or termination of this Lease shall survive the expiration or earlier termination of this Lease, and either party shall promptly perform all such obligations whether or not this Lease has expired or terminated.

9.11	Tenant Certification. Tenant certifies that it is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named as a terrorist, “Specially Designated National and Blocked Person”, or other banned or blocked person, group, entity, nation, or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control. Tenant is not entering this Lease, directly or indirectly on behalf of, or instigating or facilitating this Lease, directly or indirectly on behalf of, any such person, group, entity or nation.

9.12	Signage. Landlord will provide its standard building directory signage for Tenant. Tenant shall not erect or place or permit to be erected or placed or maintain any signs of any nature or kind whatsoever on the exterior walls or windows of the Premises or elsewhere in the Building or in any common areas without Landlord’s prior written consent.

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9.13	Quiet Enjoyment. So long as Tenant fully complies with and promptly performs all of the terms, covenants and conditions of this Lease on its part to be performed, Tenant shall have quiet enjoyment of the Premises throughout the Lease Term subject, however, to matters of record and to those matters to which this Lease may be subsequently subordinated.

9.14	Non-Disclosure. Without the prior written consent of Landlord, Tenant shall not disclose the terms and conditions of this Lease, or any of the negotiations related to this Lease, except to its attorneys, accountants, lenders, and other professionals or to the Securities and Exchange Commission (or similar government agency) as necessary to exercise any rights or fulfill any obligations under the terms of this Lease, or as required by law.

LISTING OF EXHIBITS

Exhibit A	Legal Description of the Land
Exhibit B	Drawing Showing Location and Configuration of the Premises
Exhibit C	Commencement Date Memorandum Form
Exhibit D	Rules and Regulations
Exhibit E	Form of Guaranty (waived)

[Signatures of Landlord and Tenant on next page]

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This Lease has been executed the day and year set forth on the first page of this Lease.

LANDLORD:

BRENNER CONSTRUCTION CO., a Washington corporation

By	/s/ Teresa Malone
Name	Teresa Malone
Its	Vice President
Date	February 9, 2012

Designated Address for Landlord:

Brenner Construction Co.

13400 NE 20th Street, Suite 22

Bellevue, Washington 98005

TENANT:

SCOLR Pharma, Inc., a Delaware corporation

By	/s/ Richard M. Levy	By

Name	Richard M. Levy	Name

Title	Executive Vice President & CFO	Title

Date	February 8, 2012	Date

Designated Address for Tenant:

SCOLR Pharma, Inc.

13400 NE 20th Street, Suite 44

Bellevue, Washington 98005

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LANDLORD ACKNOWLEDGEMENT

STATE OF WASHINGTON   )

          ) ss.

COUNTY OF KING               )

On this 10th day of February, 2012, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn personally appeared Teresa Malone, known to me to be the Vice President of BRENNER CONSTRUCTION CO., a Washington corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument.

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

WITNESS my hand and official seal hereto affixed the day and year in the certificate above written.

/s/ Vicki J. Bertero
Signature

Vicki J. Bertero
Print Name
NOTARY PUBLIC in and for the State of
Washington, residing at Bellevue.
My commission expires 6/28/14.

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TENANT NOTARY:

STATE OF WASHINGTON    )

                                           ) ss.

COUNTY OF KING                 )

On this 8th day of February, 2012, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn personally appeared Richard M. Levy, known to me to be the EVP & CFO, of SCOLR Pharma, Inc., a Delaware corporation, the authorized person that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said Lease Agreement, for the purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument.

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

WITNESS my hand and official seal hereto affixed the day and year in the certificate above written.

/s/ Rebecca M. Bowen
Signature

Rebecca M. Bowen
Print Name
NOTARY PUBLIC in and for the State of
Washington, residing at Seattle.
My commission expires 4/9/15.

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EXHIBIT A to Lease

LEGAL DESCRIPTION OF LAND

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EXHIBIT B to Lease

DRAWING SHOWING LOCATION AND CONFIGURATION OF THE PREMISES

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EXHIBIT C to Lease

COMMENCEMENT DATE MEMORANDUM FORM

This Letter is an amendment to the Lease for space in                                  in Bellevue, Washington, executed on the      day of             , 20     between BRENNER CONSTRUCTION CO., a Washington corporation, dba Brenner Properties, as Landlord, and                                 , a                                 , as Tenant.

Landlord and Tenant agree that:

1. The Premises consists of              square feet of net rentable area.

2. Except for those items shown on the attached “punch list”, if any, which Landlord will remedy within      days hereof, Landlord has fully completed the construction work required under the terms of the Lease and Tenant has accepted such construction work.

3. The Premises are tenantable, the Landlord has no further obligation for construction (except as specified above), and Tenant acknowledges that both the Building and the Premises are satisfactory in all respects.

4. The Commencement Date of the Lease is agreed to be the      day of             , 20     .

5. The Expiration Date of the Lease is agreed to be the      day of             , 20     .

All other terms and conditions of the Lease are ratified and acknowledged to be unchanged.

Agreed and Executed this      day of             , 20    .

LANDLORD:

BRENNER CONSTRUCTION CO., a Washington corporation

By
Name
Its
Dated

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ACKNOWLEDGED AND AGREED:

TENANT:

,
a ,

By
Name
Its
Dated

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EXHIBIT D to Lease

RULES AND REGULATIONS

1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building or Land without the prior written consent of the Landlord. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord.

2. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

3. Tenant shall not obstruct any sidewalk, halls, passages, exits, entrances, elevators, escalators, or stairways of the Building. The halls, passages, exits, entrances, elevators, escalators and stairways are not open to the general public. Landlord shall in all cases retain the right to control and prevent access to such areas of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Land, Building and the Building’s tenants; provided that, nothing in this Lease contained shall be construed to prevent such access to persons with whom any Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Tenant shall not go upon the roof of the Building.

4. Landlord will furnish Tenant, free of charge, two (2) keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

5. If Tenant requires Telecommunication Services, computer circuits, burglar alarm or similar services or other utility services, it shall first obtain Landlord’s approval of the construction or installation of such services. Application for such services shall be made in accordance with the procedure prescribed by Landlord in the Lease.

6. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by Government Requirements. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space in the Building or to any other tenant in the Building, shall be placed and maintained by

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Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

7. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities permitted by the Lease. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations nor shall Tenant bring into or keep in or about the Premises any birds or animals.

8. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.

9. Tenant shall not waste any utility provided by Landlord and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice.

10. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

11. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

12. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

13. Tenant shall not obtain for use on the Premises ice, drinking water, food, beverage, towel or other similar services, except at such hours and under such regulations as may be fixed by Landlord.

14. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind

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whatsoever shall be deposited in them. The expenses of any breakage, stoppage or damage resulting from the violation or this rule shall be borne by Tenant if it or its employees or invitees shall have caused it.

15. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building. Tenant shall not use the Premises for any business or activity other than that specifically provided for in the Lease.

16. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere. Other than the usual and customary cellular telephones, Tenant shall not install or utilize any wireless Telecommunication Facilities, including antenna and satellite receiver dishes within the Premises or on, in, or about the Building without first obtaining Landlord’s prior written consent and Landlord at its option may require the entry of a supplemental agreement with respect to such construction or installation. Tenant shall comply with all instructions for installation and shall pay or shall cause to be paid the entire cost of such installations. Application for such facilities shall be made in the same manner and shall be subject to the same requirements as specified for Telecommunication Services and Telecommunication Facilities in the paragraph of the Lease entitled “Utilities”. Supplemental rules and regulations may be promulgated by Landlord specifying the form of and information to be included with the application and establishing procedures, regulations, and controls with respect to the installation and use of such wireless Telecommunication Facilities.

17. Tenant shall not mark, drive nails, screws or drill into the partitions, woodwork or plaster or in any way deface the Premises. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

18. Tenant shall not install, maintain or operate upon the Premises any vending machine without the written consent of Landlord.

19. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building or Land are prohibited, and Tenant shall cooperate to prevent the same.

20. Landlord reserves the right to exclude or expel from the Building and Land any person who, in Landlord’s judgment, is intoxicated, under the influence of liquor or drugs or in violation of any of these Rules and Regulations.

21. Tenant shall store all of its trash and garbage within the Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

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22. The Premises shall not be used for lodging or any improper or immoral or objectionable purpose. No cooking shall be done or permitted by Tenant, except that use by Tenant of Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted; provided that, such equipment and its use is in accordance with all Governmental Requirements.

23. Tenant shall not use in the Premises or in the public halls of the Building any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

24. Without the prior written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

25. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

26. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

27. The requirements of Tenant will be attended to only upon appropriate application to the Manager of the Building by an authorized individual. Employees of Landlord are not required to perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord is required to admit Tenant to any space other than the Premises without specific instructions from Landlord.

28. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building or Land. Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or nonmotor driven bicycles or four-wheeled trucks.

29. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other person, nor prevent Landlord from thereafter revoking such waiver and enforcing any such Rules and Regulations against any or all of the tenants of the Building.

30. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the covenants and conditions of any lease of premises in the Building. If any provision of these Rules and Regulations conflicts with any provision of the Lease, the terms of the Lease shall prevail.

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31. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, the care and cleanliness of the Building and Land, the preservation of good order in the Building and the maintenance or enhancement of the value of the Building as a rental property. Tenant agrees to abide by all the Rules and Regulations stated in this exhibit and any additional rules and regulations which are so made by Landlord.

32. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant and Tenant’s Agents.

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